Intellinetics, Inc. Reports Second Quarter

and Six-Month Results

Revenue Growth Over First Quarter

Consistent Software as a Service Growth

COLUMBUS, OH – (August 14, 2018) – (GLOBENEWSWIRE) Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the three and six months ended June 30, 2018.

2018 Second Quarter Financial Highlights

●	Total Revenue increased 5% from Q1 2018.
●	Total Revenue decreased 25% from Q2 2017.
●	Software as a Service Revenue increased 19% from Q2 2017.
●	Net Loss of $669,450.
●	Adjusted EBITDA Loss of $385,492.

Summary – 2018 Second Quarter Results

Revenues for the three months ended June 30, 2018 were $549,678 as compared with $737,269 for the same period in 2017. Intellinetics reported a net loss of $(669,451) and $(302,519) for the three months ended June 30, 2018 and 2017, respectively, representing an increase in net loss of $336,932. The increased net loss was a result of lower revenue, driven by lower one-time software and professional services sales compared to 2017. Net loss per share for the three months ended June 30, 2018 and 2017 was ($0.04) and ($0.02), respectively.

Summary – 2018 Six-Month Results

Revenues for the six months ended June 30, 2018 were $1,075,052 as compared with $1,444,886 for the same period in 2017. Intellinetics reported a net loss of $(1,307,960) and $(752,712) for the six months ended June 30, 2018 and 2017, respectively, representing an increase in net loss of $555,248. The increased net loss was a result of lower revenue, driven by lower one-time software and professional services sales compared to 2017. Net loss per share for the six months ended June 30, 2018 and 2017 was ($0.07) and ($0.04), respectively.

James F. DeSocio, President & CEO of Intellinetics, stated, “Our strategy to accelerate our sales through strategic solutions partners, and continue to grow our subscription sales so that we are less reliant on one-time sales, is taking hold. While our steady growth in Software as a Service is encouraging, our real optimism comes from seeing the improved sales pipeline build in our targeted markets. This includes making inroads in the K-12 education space with our new solutions partner in that market. We’ve already secured our first two orders from this initiative. Our campaigns targeted at our strategic markets, including K-12 as well as Human Service Providers, are expected to bear fruit in the second half of this year.”

DeSocio continued, “This strategy, enabling us to provide greater revenue consistency and higher growth, will be a difference-maker for us. I am excited to see these roots take hold.”

IntelliCloudTM – Powered by the Intel® NUC

IntelliCloud™ is a cloud-based document management platform that is optimized for work teams within organizations of any size with business-critical processes. Thousands and thousands of people at any given moment depend upon IntelliCloud to perform their work. IntelliCloud, which is strategically packaged with Intel® technology, provides Law Enforcement Grade security and compliance tools and is supported by a growing network of market-leading reseller partners. Resellers often attach IntelliCloud to the software, hardware, and/or services they already sell, without the sales or technical complexity of other less effective options in the market.

About Intellinetics, Inc.

Intellinetics, Inc. is a Columbus, Ohio-based content services software company. Its flagship IntelliCloudTM platform provides easy to use, affordable, secure document management to organization s that have critical document requirements and must always be audit-ready, including health and human services, education and law enforcement. Our customers save valuable time by immediately locating and form, file, record or document, and our superhuman customer service ensures users can remain focused on their mission. For additional information, please visit: www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and new revenues associated with any industry, channel partner, service, or business relationship; Intellinetics’ future revenues and growth in 2018 and beyond; growth of software as a service revenue; market penetration; execution of Intellinetics’ business plan, strategy, and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ channel partners and distribution partners, technical development risks, and other risks and uncertainties discussed in Intellinetics’ most recent annual report on Form 10-K and subsequently filed Form 10-Qs and Form 8-Ks. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, and other non-cash expenses such as share-based compensation, note conversion warrant expense and other financing related transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA

	For the Three Months Ended June 30,
	2018	2017
Net loss - GAAP	$(669,450)	$(302,519)
Interest expense, net	219,352	138,183
Depreciation and amortization	2,384	2,779
Share-based compensation	62,222	37,303
Adjusted EBITDA	$(385,492)	$(124,254)

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017

Revenues:
Sale of software	$34,158	$77,291	$75,152	$240,275
Software as a service	177,583	148,825	354,183	278,356
Software maintenance services	245,299	240,881	488,867	490,802
Professional services	52,605	247,622	111,556	355,227
Third Party services	40,033	22,650	45,294	80,226

Total revenues	549,678	737,269	1,075,052	1,444,886

Cost of revenues:
Sale of software	12,672	15,097	30,533	38,801
Software as a service	68,594	54,883	145,687	149,239
Software maintenance services	25,064	30,952	50,601	57,030
Professional services	19,317	96,792	36,143	146,445
Third Party services	33,954	15,410	44,199	28,498

Total cost of revenues	159,601	213,134	307,163	420,013

Gross profit	390,077	524,135	767,889	1,024,873

Operating expenses:
General and administrative	593,400	499,695	1,136,835	1,080,240
Sales and marketing	244,391	185,996	506,100	421,282
Depreciation	2,384	2,780	4,578	5,785

Total operating expenses	840,175	688,471	1,647,513	1,507,307

Loss from operations	(450,098)	(164,336)	(879,624)	(482,434)

Other income (expense)
Interest expense, net	(219,353)	(138,183)	(428,336)	(270,278)

Total other income (expense)	(219,353)	(138,183)	(428,336)	(270,278)

Net loss	$(669,451)	$(302,519)	$(1,307,960)	$(752,712)

Basic and diluted net loss per share:	$(0.04)	$(0.02)	$(0.07)	$(0.04)

Weighted average number of common shares outstanding - basic and diluted	17,729,421	17,376,012	17,724,377	17,365,434

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	(Unaudited)
	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$280,972	$1,125,921
Accounts receivable, net	199,402	295,815
Prepaid expenses and other current assets	223,895	162,450
Total current assets	704,269	1,584,186

Property and equipment, net	13,592	14,760
Other assets	10,284	10,284
Total assets	$728,145	$1,609,230

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$582,528	$475,459
Deferred revenues	607,991	708,130
Deferred compensation	189,166	213,166
Notes payable - current	875,000	875,000
Notes payable - related party - current	419,476	416,969
Total current liabilities	2,674,161	2,688,724

Long-term liabilities:
Notes payable - net of current portion	1,421,268	1,221,384
Notes payable - related party - net of current portion	339,250	312,680
Other long-term liabilities - related parties	63,171	29,997

Total long-term liabilities	1,823,689	1,564,061

Total liabilities	4,497,850	4,252,785

Stockholders’ deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized; 17,729,421 and 17,426,792 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	30,733	30,431

Additional paid-in capital	13,830,027	13,648,519
Accumulated deficit	(17,630,465)	(16,322,505)
Total stockholders’ deficit	(3,769,705)	(2,643,555)
Total liabilities and stockholders’ deficit	$728,145	$1,609,230

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
	2018	2017

Cash flows from operating activities:
Net loss	$(1,307,960)	$(752,712)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,578	5,786
Bad debt expense	(3,834)	6,727
Amortization of deferred financing costs	124,431	40,030
Amortization of beneficial conversion option	128,477	124,147
Stock issued for services	57,500	57,500
Stock options compensation	124,310	66,186
Note offer warrant expense	-	52,951
Changes in operating assets and liabilities:
Accounts receivable	100,247	(62,596)
Prepaid expenses and other current assets	(61,445)	(42,093)
Accounts payable and accrued expenses	107,069	(59,052)
Deferred compensation	(24,000)	-
Other long-term liabilities - related parties	33,174	10,969
Deferred interest expense	-	(2,238)
Deferred revenues	(100,139)	(84,137)
Total adjustments	490,368	114,180
Net cash used in operating activities	(817,592)	(638,532)

Cash flows from investing activities:
Purchases of property and equipment	(3,410)	(6,429)
Net cash used in investing activities	(3,410)	(6,429)

Cash flows from financing activities:
Payment of deferred financing costs	-	(103,328)
Proceeds from notes payable	-	560,000
Repayment of notes payable	-	(177,362)
Repayment of notes payable - related parties	(23,947)	(18,678)
Net cash used/provided by financing activities	(23,947)	260,632

Net increase (decrease) in cash	(844,949)	(384,329)
Cash - beginning of period	1,125,921	689,946
Cash - end of period	$280,972	$305,617

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$28,973	$75,658

Supplemental disclosure of non-cash financing activities:
Discount on notes payable for beneficial conversion feature	-	248,522

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com